Exhibit 10.2

SENIOR CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 15(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

THIS NOTE AND ALL OTHER TRANSACTION DOCUMENTS AND ALL INDEBTEDNESS, OBLIGATIONS AND LIABILITIES OF THE COMPANY (AND ITS SUCCESSORS AND SUBSIDIARIES) TO THE HOLDER AND ITS SUCCESSORS AND ASSIGNS HEREUNDER AND THEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE LOAN AGREEMENT (AS DEFINED IN SECTION 28 OF THIS NOTE), THE 3 EXISTING NOTES (AS DEFINED IN THE LOAN AGREEMENT) AND THE OTHER DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT). A COPY OF THE LOAN AGREEMENT, THE 3 EXISTING NOTES AND THE OTHER DOCUMENTS ARE AVAILABLE BY WRITTEN REQUEST TO THE COMPANY.

InterCloud Systems, Inc.

Senior Convertible Note

Issuance Date: November 12, 2015	Original Principal Amount: U.S. $525,000

FOR VALUE RECEIVED, InterCloud Systems, Inc., a Delaware corporation (the “Company”), hereby promises to pay to Dominion Capital LLC or registered assigns (the “Holder”) in cash and/or in shares of Common Stock (as defined below) the amount set out above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Convertible Note (including all Senior Convertible Note issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Convertible Note issued pursuant to the Securities Purchase Agreement on the Closing Date (collectively, the “Notes” and such other Senior Convertible Note, the “Other Notes”). Certain capitalized terms used herein are defined in Section 27.

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(1) PAYMENTS OF PRINCIPAL; PREPAYMENT. The Company acknowledges and agrees that this Note was issued at an original issue discount.1 On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as defined in Section 21(b)) on such Principal and Interest. The “Maturity Date” shall be November 12, 2016. Other than as specifically permitted by this Note, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid Interest or accrued and unpaid Late Charges on Principal and Interest, if any.

(2) INTEREST. Interest on this Note shall commence accruing on the Issuance Date at the Interest Rate and shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in arrears on the Maturity Date. Notwithstanding the foregoing, one (1) year of Interest on this Note is guaranteed. Interest shall be payable on the Maturity Date or, if such date falls on a Holiday, the next day that is not a Holiday, to the record holder of this Note on the Maturity Date in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the Holder in writing to the Company. Prior to the payment of Interest on the Maturity Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount (as defined in Section 3(b)(i)) on each (i) Conversion Date (as defined in Section 3(c)(i)) in accordance with Section 3(c)(i) and/or (ii) Redemption Date. From and after the occurrence and during the continuance of an Event of Default, the Interest Rate shall be increased to eighteen percent (18.0%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided, that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default; provided, further, that for the purpose of this Section 2, such Event of Default shall not be deemed cured unless and until any accrued and unpaid Interest shall be paid to the Holder, including, without limitation, Interest accrued at the increased rate of eighteen percent (18.0%).

(3) CONVERSION OF NOTES. At any time or times after the Issuance Date, this Note shall be convertible into shares of Common Stock on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b) Conversion Price.

(i) The conversion price shall be the Conversion Price (as defined below) (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower’s securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Conversion Price” shall mean a price equal to $1.75 per share of Common Stock (or as adjusted herein).

1 5% OID.

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(ii) Reserved.

(iii) Amortization Payments. Starting on the six (6) month anniversary of the Issuance Date and continuing during each of the following six (6) successive months thereafter (each, an “Amortization Payment Date”), the Holder shall on a bi-weekly basis redeem one-twelfth (1/12) of the face amount of this Note and guaranteed interest (each, an “Amortization Payment”). Each Amortization Payment shall, at the option of the Company, be made in cash or, subject to the Company complying with the Equity Conditions (as defined below) be made in Common Stock pursuant to the Amortization Conversion Rate (as defined below). If paid in cash, on the date such Amortization Payment is made, the Company shall also issue to Holder a number of shares of Common Stock equal to 5% of such cash Amortization Payment, with such Common Stock being valued at the VWAP of the Common Stock on the second Trading Day prior to the date such Amortization Payment is made. The “Amortization Conversion Rate” shall be equal to the lower of (x) $1.75 and (y) 25% discount to lowest VWAP in the prior three (3) Trading Days (as defined below). “Trading Day” shall mean any day on which the Common Stock is traded for any period on the NASDAQ Capital Market or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Equity Conditions” shall mean, during the period in question, (a) the Company shall have duly honored all previous conversions and redemptions pursuant to this Note, if any, (b) the Company shall have paid all liquidated damages and other amounts owing to the Holder in respect of this Note, (c) the Common Stock is trading on a Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (d) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Transaction Documents, (e) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (f) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 3(d) herein, (g) there has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated, (h) the applicable Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information, (i) the Company meets the current public information requirements under Rule 144 and the Holder is able to sell its shares of Common Stock (issued upon conversion of this Note) pursuant to Rule 144, (j) the Common Stock has traded for ten (10) consecutive Trading Days with an average daily trading volume of no less than 100,000 shares per day, and (k) the closing price of the Common Stock has not been less than $1.00 per share for ten (10) consecutive Trading Days.

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(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:30 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), but without delaying the Company’s requirement to deliver shares of Common Stock on the applicable Share Delivery Date (as defined below, surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile or electronic mail a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (x) provided that the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal At Custodian system and the Company is able to provide unlegended shares hereunder in accordance with the provisions of Section 2(g) of the Securities Purchase Agreement or (y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or is not able to provide unlegended shares hereunder in accordance with the provisions of Section 2(g) of the Securities Purchase Agreement, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder a new Note (in accordance with Section 15(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date, irrespective of the date such shares of Common Stock are credited to the Holder’s account with DTC or the date of delivery of the certificates evidencing such shares of Common Stock, as the case may be.

(ii) Company’s Failure to Timely Convert. If the Company shall fail on or prior to the Share Delivery Date to issue and deliver a certificate to the Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or credit the Holder’s balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount (a “Conversion Failure”), then the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if the Company shall fail on or prior to the Share Delivery Date to issue and deliver a certificate to the Holder, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, or credit the Holder’s balance account with DTC, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, for the number of shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of any Conversion Amount or on any date of the Company’s obligation to deliver shares of Common Stock as contemplated pursuant to clause (y) below, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (x) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to issue and deliver such certificate or credit the Holder’s balance account with DTC for the shares of Common Stock to which the Holder is entitled upon the Holder’s conversion of the applicable Conversion Amount shall terminate, or (y) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit the Holder’s balance account with DTC for such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

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(iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the Principal amount of the Notes (and stated interest thereon) held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest, if any, hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by the Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate Principal amount as the Principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 14. Notwithstanding anything to the contrary in this Section 3(c)(iii), the Holder may assign any Note or any portion thereof to an Affiliate of such Holder or a Related Fund of such Holder without delivering a request to assign or sell such Note to the Company and the recordation of such assignment or sale in the Register (a “Related Party Assignment”); provided, that (x) the Company may continue to deal solely with such assigning or selling Holder unless and until such Holder has delivered a request to assign or sell such Note or portion thereof to the Company for recordation in the Register; (y) the failure of such assigning or selling Holder to deliver a request to assign or sell such Note or portion thereof to the Company shall not affect the legality, validity, or binding effect of such assignment or sale and (z) such assigning or selling Holder shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register (the “Related Party Register”) comparable to the Register on behalf of the Company, and any such assignment or sale shall be effective upon recordation of such assignment or sale in the Related Party Register. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges, if any, converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from this Note and one or more holder of Other Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of this Note and the Other Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from the Holder and each holder of Other Notes electing to have this Note or the Other Notes converted on such date a pro rata amount of such holder’s portion of the Note and its Other Notes submitted for conversion based on the Principal amount of this Note and the Other Notes submitted for conversion on such date by such holder relative to the aggregate Principal amount of this Note and all Other Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 20.

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(d) Beneficial Ownership. Notwithstanding anything to the contrary contained herein, the Company shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Other Notes) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 3(d). For purposes of this Section 3(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of the Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (ii) a more recent public announcement by the Company or (iii) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 3(d), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Notes that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(d) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 3(d) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

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(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) (A) the suspension of the Common Stock from trading on an Eligible Market for a period of three (3) consecutive Trading Days or for more than an aggregate of fifteen (15) Trading Days in any 365-day period or (B) the failure of the Common Stock to be listed on an Eligible Market;

(ii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within three (3) Business Days after the applicable Conversion Date or (B) notice, written or oral, to the Holder or any holder of the Other Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of this Note or any Other Notes into shares of Common Stock that is tendered in accordance with the provisions of this Note or the Other Notes, other than pursuant to Section 3(d) (and analogous provisions under the Other Notes);

(iii) at any time following the third (3rd) consecutive Business Day that the Holder’s Authorized Share Allocation (as defined in Section 9(a)) is less than the sum of the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(iv) the Company’s failure to pay to the Holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Holder is a party, except, in the case of a failure to pay Interest and/or Late Charges when and as due, in which case only if such failure continues for a period of at least an aggregate of three (3) Business Days;

(v) an event of default is declared under, redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries other than with respect to this Note or any Other Notes in excess of $200,000 of principal amount of unsecured Indebtedness;

(vi) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

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(viii) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(ix) other than as specifically set forth in another clause of this Section 4(a), the Company or any of its Subsidiaries breaches any representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition of any Transaction Document which is curable, only if such breach continues for a period of at least an aggregate of five (5) Business Days;

(x) any breach or failure in any respect to comply with Section 12 of this Note;

(xi) any material damage to, or loss, theft or destruction of, a material amount of property of the Company, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement);

(xii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company as to whether any Event of Default has occurred;

(xiii) the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days or the transfer of shares of Common Stock through the Depository Trust Company System is no longer available; or

(xiv) the Company shall fail to deliver certificates to a Holder prior to 4:00 PM New York time on the third Trading Day after a Conversion Date pursuant to Section 4(d) or the Company shall provide notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof; or

(xv) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

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(b) Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile or electronic mail and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem (an “Event of Default Redemption”) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 125% of the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding such Event of Default and ending on the date the Holder delivers the Event of Default Redemption Notice, by (II) the lowest Conversion Price in effect during such period (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 10. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, but subject to Section 3(d), until the Event of Default Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 4(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Event of Default redemption premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

(c) Notwithstanding any other provision in this Note, in addition to any other rights and remedies available to the Holder in an Event of Default, the Conversion Price in effect on any Conversion Date shall be equal to 65% of the lowest VWAP in the prior five (5) Trading Days to each Conversion Notice while in default.

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(5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements, if so requested by the Holder, to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the Principal amounts and the Interest Rates of the Notes then outstanding held by such holder, having similar conversion rights and having similar ranking to the Notes, and satisfactory to the Required Holders. Any security issuable or potentially issuable to the Holder pursuant to the terms of this Note on the consummation of a Fundamental Transaction shall be registered and freely tradable by the Holder without any restriction or limitation or the requirement to be subject to any holding period pursuant to any applicable securities laws. No later than (i) thirty (30) days prior to the occurrence or consummation of any Fundamental Transaction or (ii) if later, the first Trading Day following the date the Company first becomes aware of the occurrence or potential occurrence of a Fundamental Transaction, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder. Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Company” under this Note (so that from and after the date of such Fundamental Transaction, each and every provision of this Note referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Note with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Note, and, solely at the request of the Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common capital stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Note) to the Holder in exchange for this Note a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Note and convertible for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the “Successor Capital Stock”) equivalent (as set forth below) to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall equal the greater of (I) the quotient of (A) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash (“Non-Cash Consideration”), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 20 with the term “Non-Cash Consideration” being substituted for the term “Conversion Price”) that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Note been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of this Note) (the “Aggregate Consideration”) divided by (B) the per share Closing Sale Price of such corresponding Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (II) the product of (A) the quotient obtained by diving (x) the Aggregate Consideration, by (y) the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (B) the highest exchange ratio pursuant to which any stockholder of the Company may exchange Common Stock for Successor Capital Stock) (provided, however, to the extent that the Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation), and such security shall be satisfactory to the Holder, and with an identical conversion price to the Conversion Price hereunder (such adjustments to the number of shares of capital stock and such conversion price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Note that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon conversion of this Note at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the conversion of this Note prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Note been converted immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the conversion of this Note), as adjusted in accordance with the provisions of this Note. The provisions of this Section 5(a) shall apply similarly and equally to successive Fundamental Transactions.

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(b) Redemption Right. No sooner than twenty-five (25) days nor later than twenty (20) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile or electronic mail and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period beginning on the earlier to occur of (x) any oral or written agreement by the Company or any of its Subsidiaries, upon consummation of which the transaction contemplated thereby would reasonably be expected to result in a Change of Control, (y) the Holder becoming aware of a Change of Control and (z) the Holder’s receipt of a Change of Control Notice and ending twenty-five (25) Trading Days after the date of the consummation of such Change of Control, the Holder may require the Company to redeem (a “Change of Control Redemption”) all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to require the Company to redeem. The portion of this Note subject to redemption pursuant to this Section 5(b) shall be redeemed by the Company in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 125% of the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (x) the consummation of the Change of Control and (y) the public announcement of such Change of Control and ending on the date the Holder delivers the Change of Control Redemption Notice, by (II) the lowest Conversion Price in effect during such period (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 10 and shall have priority to payments to stockholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, but subject to Section 3(d), until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 5(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Change of Control redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

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(6) DISTRIBUTION OF ASSETS; RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Distribution of Assets. If the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation, any distribution of cash, stock or other securities, property, options, evidence of Indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the “Distributions”), then the Holder will be entitled to such Distributions as if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for such Distribution or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for such Distributions (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such rights (and any rights under this Section 6(a) on such initial rights or on any subsequent such rights to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation).

(c) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon conversion of this Note at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion of this Note prior to such Corporate Event (but not in lieu of such items still issuable under Sections 6(a) and 6(b), which shall continue to be receivable on the Common Stock or on such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Note been converted immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on conversion of this Note). Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events.

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(7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(b) Voluntary Adjustment by Company. The Company may at any time during the term of this Note, with the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(8) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(9) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall initially reserve out of its authorized and unissued shares of Common Stock a number of shares of Common Stock for each of this Note and the Other Notes equal to 100% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of this Note and the Other Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note and the Other Notes, the number of shares of Common Stock specified above in this Section 9(a) as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided, that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved pursuant hereto (in each case, without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of this Note and the Other Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holder and the holders of the Other Notes based on the Principal amount of this Note and the Other Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer this Note or any of such holder’s Other Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the Holder and the remaining holders of Other Notes, pro rata based on the Principal amount of this Note and the Other Notes then held by such holders.

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(b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its stockholders for the approval of an increase in the number of authorized shares of Common Stock and provide each stockholder with an information statement with respect thereto or (y) hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if during any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14A or Schedule 14C, as applicable.

(10) REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within three (3) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice (the “Event of Default Redemption Date”). If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder (i) concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and (ii) within three (3) Business Days after the Company’s receipt of such notice otherwise (such date, the “Change of Control Redemption Date”). The Company shall pay the applicable Redemption Price to the Holder in cash by wire transfer of immediately available funds pursuant to wire instructions provided by the holder in writing to the Company on the applicable due date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 15(d)) representing the outstanding Principal which has not been redeemed and any accrued Interest on such Principal which shall be calculated as if no Redemption Notice has been delivered. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 15(d)) to the Holder representing such Conversion Amount to be redeemed and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Company and ending on and including the date on which the applicable Redemption Notice is voided. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.

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(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) or pursuant to equivalent provisions set forth in the Other Notes (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile or electronic mail a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from the Holder and each holder of the Other Notes (including the Holder) based on the Principal amount of this Note and the Other Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(c) Insufficient Assets. If upon a Redemption Date, the assets of the Company are insufficient to pay the applicable Redemption Price, the Company shall (i) take all appropriate action reasonably within its means to maximize the assets available for paying the applicable Redemption Price, (ii) redeem out of all such assets available therefor on the applicable Redemption Date the maximum possible Conversion Amount that it can redeem on such date, pro rata among the Holder and the holders of the Other Notes to be redeemed in proportion to the aggregate Principal amount of this Note and the Other Notes outstanding on the applicable Redemption Date and (iii) following the applicable Redemption Date, at any time and from time to time when additional assets of the Company become available to redeem the remaining Conversion Amount of this Note and the Other Notes, the Company shall use such assets, at the end of the then current fiscal quarter, to redeem the balance of such Conversion Amount of this Note and the Other Notes, or such portion thereof for which assets are then available, on the basis set forth above at the applicable Redemption Price, and such assets will not be used prior to the end of such fiscal quarter for any other purpose. Interest on the Principal amount of this Note and the Other Notes that have not been redeemed shall continue to accrue until such time as the Company redeems this Note and the Other Notes. The Company shall pay to the Holder the applicable Redemption Price without regard to the legal availability of funds unless expressly prohibited by applicable law or unless the payment of the applicable Redemption Price could reasonably be expected to result in personal liability to the directors of the Company (it being understood that the Company shall not claim as a defense to the obligation to redeem that it does not have “funds legally available” as argued in SV Investment Partners, LLC v. Though/Works, Inc. 7 A.3d 973 (Del. Ch. 2010)).

(11) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law and as expressly provided in this Note.

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(12) COVENANTS.

(a) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note and the Other Notes), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(b) Restriction on Redemption and Cash Dividends. Until all of the Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem or repurchase its Equity Interest, or permit any Subsidiary to redeem or repurchase its Equity Interests (except on a pro rata basis among all holders thereof) or declare or pay any cash dividend or distribution on any Equity Interest of the Company or of its Subsidiaries without in each case the prior express written consent of the Required Holders.

(c) Change in Nature of Business. The Company shall not make, or permit any of its Subsidiaries to make, any change in the nature of its business as described in the Company’s most recent Annual Report filed on Form 10-K with the SEC. The Company shall not modify its corporate structure or purpose.

(d) Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

(e) Maintenance of Properties, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

(f) Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

(g) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof.

(13) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment or waiver of any provision to this Note or any of the Other Notes. Any change, amendment or waiver by the Company and the Required Holders shall be binding on the Holder of this Note and all holders of the Other Notes.

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(14) TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

(15) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 15(d) and subject to Section 3(c)(iii)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 15(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 15(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 15(d) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 15(a) or Section 15(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest and Late Charges, if any, on the Principal and Interest of this Note, from the Issuance Date.

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(16) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion, redemption and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(17) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(18) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the purchasers of the Notes pursuant to the Securities Purchase Agreement (the “Purchasers”) and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(19) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(20) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price or the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Conversion Price or any Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one (1) Business Day submit via facsimile or electronic mail (a) the disputed determination of the Closing Bid Price or the Closing Sale Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed, or (b) the disputed arithmetic calculation of the Conversion Rate, Conversion Price or any Redemption Price to an independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld, conditioned or delayed. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

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(21) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company shall give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided, that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under the Transaction Documents which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of twenty-two percent 22.0%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(22) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(23) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(24) GOVERNING LAW; JURISDICTION; JURY TRIAL. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(25) SEVERABILITY .. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(26) DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

(27) RESERVED.

(28) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(b) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

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(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respect, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(f) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 20. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period.

(g) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(h) “Common Stock” means (i) the Company’s shares of Common Stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(i) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

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(j) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(k) “Designee” means Dominion Capital LLC.

(l) “Eligible Market” means the Principal Market, The New York Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or the NYSE MKT.

(m) “Equity Interests” means (a) all shares of capital stock (whether denominated as common capital stock or preferred capital stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Note calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(p) “GAAP” means United States generally accepted accounting principles, consistently applied.

(q) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(r) “Holiday” means a day other than a Business Day or on which trading does not take place on the Principal Market.

(s) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, deed of trust, lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(t) “Interest Rate” means 12.0% per annum, subject to adjustment as set forth in Section 2.

(u) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(v) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common capital stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or entity designated by the Required Holders or in the absence of such designation, such Person or such entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

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(w) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(x) “Principal Market” means The NASDAQ Capital Market.

(y) “Redemption Dates” means, collectively, the Event of Default Redemption Dates and the Change of Control Redemption Dates, each of the foregoing, individually, a Redemption Date.

(z) “Redemption Notices” means, collectively, the Event of Default Redemption Notices and the Change of Control Redemption Notices, each of the foregoing, individually, a Redemption Notice.

(aa) “Redemption Prices” means, collectively, the Event of Default Redemption Prices and the Change of Control Redemption Prices, each of the foregoing, individually, a Redemption Price.

(bb) “Related Fund” means, with respect to any Person, a fund or account managed by such Person or an Affiliate of such Person.

(cc) “Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding and shall include the Designee so long as the Designee or any of its Affiliates holds any Notes.

(dd) “SEC” means the United States Securities and Exchange Commission.

(ee) “Securities Act” means the Securities Act of 1933, as amended.

(ff) “Securities Purchase Agreement” means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the Purchasers of the Notes pursuant to which the Company issued the Notes.

(gg) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(hh) “Subscription Date” means November 12, 2015.

(ii) “Subsidiary” has the meaning ascribed to such term in the Securities Purchase Agreement.

(jj) “Successor Entity” means one or more Person or Persons (or, if so elected by the Required Holders, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Required Holders, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(kk) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock on such day, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that in circumstances where “Trading Day” is used (i) in connection with determining a Closing Bid Price, Closing Sale Price or any other pricing provisions, including, without limitation, the determination of any pricing period and (ii) in any other context provided such day is the last day of a period of time expressed in Trading Days, “Trading Day” shall not include any day on which the Common Stock trades on exchanges and markets for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchanges or markets (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

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(ll) “Transaction Document” has the meaning ascribed to such term in the Securities Purchase Agreement.

(mm) “VWAP” means, for or as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(29) SUBORDINATION, ETC. The Holder hereby agrees and acknowledges for itself and its successors and assigns, that notwithstanding anything to the contrary provided herein or elsewhere, this Note, the Securities Purchase Agreement and all other Transaction Documents and all Indebtedness, liabilities and other obligations hereunder and thereunder of the Borrower (as defined in the Waiver, as defined below), to the Holder are subject to the provisions of (except to the extent expressly waived pursuant to Section 2 of the Ratification, Waiver and Acknowledgement dated November 6, 2015 (the “Waiver”) by and between the Borrower and the Lender (as defined in the Waiver)), the Loan Agreement (as defined below), and the other Documents (as defined in the Loan Agreement), are expressly subordinated to and junior in all respects including, but not limited to, in right of payment to all Indebtedness and Liabilities (both terms as defined in the Loan Agreement), of the Borrower to the Lender under the Loan Agreement, the 3 Existing Notes (as defined in the Loan Agreement) and all other Documents, and constitute Subordinated Debt and Indebtedness under the Loan Agreement. For purposes hereof, the term “Loan Agreement” means the Bridge Financing Agreement made as of December 2, 2014 by and between the Borrower and the Lender, as amended, supplement and/or otherwise changed, whether prior to and/or following the date hereof including, but not limited to, pursuant to Amendment No. 1 made as of May 15, 2015 and Amendment No. 2 made as of August 12, 2015.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

INTERCLOUD SYSTEMS, INC.

By:	/s/ Daniel Sullivan
Name:	Daniel Sullivan
Title:	Chief Accounting Officer

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EXHIBIT I InterCloud Systems, Inc.

INTERCLOUD SYSTEMS, INC.

CONVERSION NOTICE

Reference is made to the Senior Convertible Note (the “Note”) issued to the undersigned by InterCloud Systems, Inc., a Delaware corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Conversion Information

Date to Effect Conversion:

Outstanding Principal:

Outstanding Interest:

Principal Amount of Note to be Converted:

Interest Amount of Note to be Converted:

Conversion Price Calculations:

Total Shares of Common Stock to be Issued:

Outstanding Principal After Conversion:

Outstanding Interest After Conversion:

DWAC Instructions

Broker:

DTC#:

Account:

Account Name:

Physical Delivery

Issue to:

Address:

Entity Name: _____________________

Signatory Name: _____________________

Title: _____________________

Signature:

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ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [Transfer Agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated [   ], 201[   ] from the Company and acknowledged and agreed to by [Transfer Agent]

InterCloud Systems, Inc.

By:
Name: Title:

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